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                                                                 EXHIBIT 16.1






                                                               August 7, 2003



Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549



Dear Sirs:

We have read the statements made by Azurel, Ltd., which we understand will be filed with the Commission pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated April 25, 2003.

Grassi & Co. was requested to provide this letter on August 7, 2003. We agree with the statements concerning our firm in said 8-K.

Very truly yours,

GRASSI & CO., CPAS, P.C.


/s/Louis C. Grassi, CPA, CFE
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Louis C. Grassi, CPA, CFE
Managing Partner



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